UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2013

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 250, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Cardium Therapeutics, Inc. (“Cardium”) received a communication from the staff of the NYSE MKT LLC (the “Exchange”) that, based on the Exchange staff’s review of publicly available information, Cardium was deemed to be noncompliant with certain continued listing standards of the Exchange as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). In particular, based on the company’s quarterly report on Form 10-Q for the period ended September 30, 2013, noncompliance was noted with respect to the requirement of section 1003(a)(iii) of the company guide for NYSE MKT issuers, requiring the maintenance of at least $6.0 million of stockholders’ equity. The exchange indicated that in order to maintain its NYSE MKT listing, a plan should be submitted by January 6, 2014 addressing regaining compliance with Section 1003(a)(iii) of the exchange’s company guide by May 30, 2014. Additional information and provisions regarding the NYSE MKT requirements are found in Part 10 of its company guide.

Provided that the Company establishes compliance with Section 1003(a)(iv) of the exchange’s company guide by December 31, 2013, as previously reported on, and the Exchange accepts the Company’s plan for compliance with Section 1003(a)(iii), then the Company may be able to continue its listing during the plan period, up to May 30, 2014, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If the Company does not establish compliance with Section 1003(a)(iv) by the applicable deadline, or the plan for establishing compliance with Section 1003(a)(iii) is not acceptable to the Exchange, or even if accepted, if the Company is not in compliance with the continued listing standards at the end of the applicable plan periods or the Company does not make progress consistent with the plans during such periods, then staff of the Exchange would be expected to initiate delisting proceedings. The Company may then appeal such a determination by staff of the Exchange in accordance with the provisions of section 1010 and Part 12 of the Company Guide.

The Company’s common stock continues to trade on the Exchange. The Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Association’s Consolidated Tape System and Consolidated Quote System High Speed Tape to identify companies that are noncompliant with the Exchange’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote such noncompliance.

Item 8.01.	Other Events.

On December 20, 2013, the Company issued a press release announcing its receipt from the Exchange of a notice of the Company’s failure to satisfy a continued listing standard. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Cardium Therapeutics, Inc. dated December 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: December 20, 2013